Exhibit 10.19

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

AMENDED AND RESTATED

2015 STOCK OPTION AND GRANT PLAN

Adopted August 19, 2015

ARTICLE I

Purpose of Plan

This 2015 Stock Option and Grant Plan (this “Plan”) is adopted by the Board of Directors of SailPoint Technologies Holdings, Inc. for executives and other key employees, directors, consultants and advisers of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ or continue to provide services. The availability and offering of Awards (as defined below) under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, that except to the extent explicitly provided to the contrary, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” shall mean the Board of Directors of the Company.

“Cause” means with respect to a Participant’s termination of employment (a) “cause” as defined in any employment agreement or consulting agreement between a Participant and the Company or any of its Subsidiaries, or, if a Participant is not a party to an employment agreement or consulting agreement in which “cause” is defined, then (b) (i) the conviction, or plea of nolo contendere to a felony or other crime involving moral turpitude, the misappropriation of funds or other material property of the Company or any of its Subsidiaries, the attempt to willfully obtain any personal profit from any transaction in which the Company or any of its Subsidiaries has an interest which is adverse to the interests of the Company or any of its Subsidiaries or any other act of fraud or embezzlement against the Company, any of its Subsidiaries or any of its customers or suppliers, (ii) reporting to work under the influence of alcohol or drugs or repeatedly using alcohol or illegal drugs or abusing legal drugs, whether or not at the workplace, in such a fashion as could reasonably be expected to cause the Company or any of its Subsidiaries material harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company in writing, (iv) any intentional act or intentional omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, or (v) any breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries which (if capable of cure) is not cured to the Company’s reasonable satisfaction within ten (10) days after written notice thereof to the Participant.

“Change of Control” means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than the Investors and their Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing over 50% of the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) or the power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) over 50% of the Company’s assets determined on a consolidated basis. In no event will a public offering under the Securities Act be considered a Change of Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board (or such lesser or greater number of directors as shall constitute the minimum number permitted by applicable laws to establish a committee of the Board).

“Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean SailPoint Technologies Holdings, Inc., a Delaware corporation, and, except to the extent the context requires otherwise, any Subsidiary.

“Consultant” means any natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.1

“Disability” shall mean a Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively such Participant’s duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of each share of the Common Stock means the fair value of such Common Stock determined in good faith by the Committee, or, in the absence of the Committee, by the Board.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Investors” means together, Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P. and Thoma Bravo Executive Fund XI, L.P.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means the number of shares of Common Stock with respect to which options may be granted under the Plan and which may be issued upon the exercise thereof.

“Option Exchange Program” means a program approved by the Committee, or, in the absence of the Committee, the Board whereby outstanding Options (i) are surrendered or cancelled in exchange for other Options (which may have higher or lower exercise prices and different terms), other awards and/or cash or other property and/or (ii) are amended to increase or decrease the exercise price. The Committee, or, in the absence of the Committee, the Board will determine the terms and conditions of any Option Exchange Program in its sole discretion.

[1]	This definition of consultant is consistent with the consultant definition under Rule 701 and Form S-8.

“Participant” shall mean any executive or other key employee, director, consultant or advisor of the Company or its Subsidiaries who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Restricted Stock Award” means an Award granted pursuant to Article VII entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Committee, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the Committee.

“Subsidiary” or “Subsidiaries” means any corporation or corporations of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations under the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Awards to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (iv) amend any outstanding Award or agreement related to any Award, provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his consent, (v) subject to applicable laws, to implement and determine the terms and conditions of an Option Exchange Program, (vi) to approve addenda or sub-plans pursuant to Section 8.15 below or to modify the terms of any agreement related to any Award (s) granted to Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, (vii) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (viii) correct any defect or omission or reconcile any inconsistency in the Plan or in any Award granted hereunder and (ix) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock reserved and available for issuance under the Plan shall not exceed, in the aggregate, 500,000 shares, and no more than 5,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options; provided that, in each case, the type and the aggregate number of shares which may be subject to Awards shall be subject to adjustment in accordance with the provisions of Section 8.7 below; and further provided that, to the extent any Awards expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or are surrendered pursuant to an Option Exchange Program, or if any Awards are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. In addition, any shares which are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such Option shall not be treated as issued and shall continue to be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Eligibility

Participants under the Plan will be such full or part-time executives, officers and other employees, directors and key persons (including prospective employees, but conditioned on their employment, and Consultants) of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that an Incentive Stock Option may be granted only to a person who, at the time the Incentive Stock Option is granted, is an employee of the Company or any Subsidiary.

ARTICLE VI

Stock Option Awards

6.1 Options.

(i) The Committee may grant Options to Participants in accordance with this Article VI.

(ii) Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(iii) No Incentive Stock Option shall be granted under the Plan after the date which is ten years from the date the Plan is approved by the Board.

6.2 Terms of Stock Options. The Committee in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Article 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(i) Exercise Price. The option exercise price shall be such price as is determined by the Committee, at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Term of Option. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such shares shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Corporate Secretary), specifying the number of shares to be purchased, accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by (i) delivery of a promissory note (if in accordance with policies approved by the Board), (ii) cancellation of indebtedness, (iii) other previously owned shares of Common Stock that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option is exercised, (iv) cashless exercise (only with respect to Nonqualified Stock Options), (v) such other consideration and method of payment permitted under applicable laws, or (vi) any combination of the foregoing methods of payment. Such cashless exercise shall be effectuated by the Company delivering shares of Common Stock to the Participant with a Fair Market Value equal to (a) the Fair Market Value of all shares issuable upon exercise of such Options, minus (b) the aggregate exercise price of all shares issuable upon exercise of such Options (and if permitted by the Committee, together with any related taxes that may be paid in this manner without resulting in any material adverse accounting consequences to the Company, as the Committee determines in its sole discretion).

(v) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following the exercise of an Option by Participant.

6.3 Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

6.4 Non-Transferability of Stock Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Option.

6.5 Expiration of Options.

(a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to this Article 6.

(b) Early Expiration Upon Termination of Service. Except as otherwise provided in the Option Agreement or the Committee, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment or other service to the Company shall expire and be forfeited as of such date and, unless otherwise provided in addenda to this Plan or required by applicable law, any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment or other service to the Company shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant’s Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 90 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant’s Option shall expire 30 days after the date of his discharge, but, in each case, in no event after the Expiration Date.

ARTICLE VII

Restricted Stock Awards

7.1 Nature of Restricted Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees, all of whom must be eligible Participants.

7.2 Rights as a Stockholder. Upon execution of a Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the shares of Restricted Stock if, and to the extent, such shares are entitled to voting rights, subject to such conditions contained in the Restricted Stock Award Agreement. Except as otherwise provided for in any agreement or waiver letter, the grantee shall be entitled to receive all dividends and any other distributions declared on the shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

7.3 Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Committee in the Award Agreement or, subject to Section 8.11 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the shares subject to the Award at such purchase price as is set forth in the Restricted Stock Award Agreement.

7.4 Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Award Agreement.

ARTICLE VIII

General Provisions

8.1 Conditions and Limitations on Exercise. Awards may be made vested and exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Awards are granted.

8.2 Change of Control. In the event of a Change of Control, each outstanding Award (vested or unvested) will be treated as the Committee or the Board determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) that all or any of the Awards shall become immediately vested and exercisable by any Participants who are employed by the Company at the time of the Change of Control and/or that all Awards shall terminate if not vested and exercised as of the date of the Change of Control or other prescribed period of time.

8.3 Written Agreement. Each Award granted hereunder to a Participant shall be embodied in an Award Agreement which shall be signed by the Participant and by a duly authorized officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Award Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant pursuant to an Award Agreement in the event of such Participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback, lock-up and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

8.4 Listing, Registration and Compliance with Laws and Regulations. Awards shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Awards upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of shares thereunder, no Awards may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon an Award that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Awards may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

8.5 Nontransferability. Unless determined otherwise by the Committee or the Board, Awards may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). If the Committee or the Board makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act. In the event of the death of a Participant, exercise of Awards granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Award Agreement.

8.6 Taxes. As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Committee or Board may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied. The Committee may, to the extent permitted under applicable laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of the Participant’s tax, withholding, or any other required deductions or payments by cashless exercise or by surrendering shares (either directly or by stock attestation) that such Participant previously acquired; provided that, unless specifically permitted by the Company, the shares withheld in the cashless exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

8.7 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, reclassification, spin-off, split-up, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Awards and the exercise and/or purchase prices specified therein as may be determined to be appropriate and equitable.

8.8 Rights of Participants. Nothing in this Plan or in any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service to the Company at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or in the Award Agreement, in the event of any Participant’s termination of employment or other service to the Company (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Award that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

8.9 Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten years unless sooner terminated under Section 8.11 below.

8.10 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed or required to insure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby. No Awards shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

8.11 Amendment, Modification and Cancellation of Outstanding Awards. The Committee may amend or modify any Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award; provided that no such amendment or modification shall impair the rights of any Participant under any Award without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Award and issue a new Award to such Participant. Notwithstanding the foregoing, no adjustment or amendment shall be made to the extent such action causes the Award to be subject to an additional tax or other penalty pursuant to Code Section 409A.

8.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 8.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

8.13 Section 409A of the Code. The Plan, and any Award granted hereunder are intended to be exempt from or comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee, the Board, the Company or any of its Subsidiaries and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company or any of its Subsidiaries.

8.14 Addenda. The Committee or the Board may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Participants, which Awards may contain such terms and conditions as the Committee or the Board deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

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